FIRST INDUSTRIAL REALTY TRUST REPORTS
FOURTH QUARTER AND FULL YEAR 2020 RESULTS
•Cash Rental Rates Up 13.5% in 2020; Second Highest Annual Increase in Company History
•Signed 54% of 2021 Rollovers to Date at Cash Rental Rate Increase of 13%; Cash Rental Rates Expected to Increase 10% to 14% in 2021
•Signed 1.2 Million Square Feet of New Leases for Developments in the Fourth Quarter
•Three New Development Starts Announced for First Quarter 2021 Totaling 1.4 Million Square Feet and Estimated Investment of $100 Million
•Occupancy of 95.7%; Cash Same Store NOI 4.4% for the Year
•2021 FFO Guidance Initiated at a Range of $1.85 to $1.95 Per Share/Unit
•Increased First Quarter 2021 Dividend to $0.27 Per Share, an 8.0% Increase

CHICAGO, February 10, 2021 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the fourth quarter and full year 2020. Diluted net income available to common stockholders per share (EPS) was $0.65 in the fourth quarter, compared to $0.76 a year ago. Full year 2020 diluted net income available to common stockholders was $1.53 per share, compared to $1.88 per share in 2019.

First Industrial’s fourth quarter FFO was $0.44 per share/unit on a diluted basis, compared to $0.45 per share/unit a year ago. Full year 2020 FFO was $1.84 per share/unit on a diluted basis versus $1.74 per share/unit in 2019. Excluding the income related to two insurance settlements, partially offset by a restructuring charge and costs related to the accelerated vesting of equity awards for retirement-eligible employees, 2020 FFO was $1.80 per share/unit.

“The First Industrial team and portfolio delivered a strong finish in the fourth quarter, highlighted by some key lease signings,” said Peter E. Baccile, First Industrial's president and chief executive officer. “In a year in which the U.S. economy was impacted by the global pandemic, we were able to produce the second highest full year cash rental rate growth in the Company’s history, maintain strong occupancy and collect nearly all billed rents.”

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Portfolio Performance

•In service occupancy was 95.7% at the end of the fourth quarter of 2020, compared to 96.3% at the end of the third quarter of 2020, and 97.6% at the end of the fourth quarter of 2019.
•In the fourth quarter, rental rates increased 10.4% on a cash basis. For the full year, rental rates increased 13.5% on a cash basis, which is the second highest annual increase in company history.
•The Company, to date, has signed approximately 54% of 2021 rollovers by square footage at a cash rental rate increase of approximately 13%. We expect increases in cash rental rates for new and renewal lease commencements of 10% to 14% in 2021.
•For the fourth quarter, tenant retention of square footage up for renewal was 80.6% and leasing costs were $3.58 per square foot. For the full year, tenant retention of square footage up for renewal was 76.8% and leasing costs were $3.01 per square foot.
•Same property cash basis net operating income before termination fees (“SS NOI”) increased 1.3% reflecting increased rental rates on new and renewal leasing and contractual rent escalations, partially offset by lower average occupancy and an increase in free rent. For the full year, SS NOI increased 4.4%.

In 2020, the Company:
•Collected 99% of monthly rental billings every month from April through December. Factoring in reserves, collections were nearly 100% during this period.
•Collected 100% of amounts outstanding related to tenants with deferral agreements.

Development Leasing

During the fourth quarter, the Company:
•Leased 100% of its 358,000 square-foot First Redwood Logistics Center I Building A in the Inland Empire.
•Leased 100% of its 72,000 square-foot First Redwood Logistics Center II Building C in the Inland Empire.
•Leased 100% of its three-building 377,000 square-foot First Cypress Creek Commerce Center in South Florida.
•Leased 101,000 square feet of its 434,000 square-foot First Park 121 Building E in Dallas to bring that building to 100% leased.
•Leased 100% of its 199,000 square-foot First Fossil Creek Commerce Center in Dallas.
•Leased 25,000 square feet of its 125,000 square-foot First Park 121 Building B in Dallas to bring that building to 100% leased.
•Leased 88,000 square feet of its 356,000 square-foot First Joliet Logistics Center in Chicago to bring that building to 100% leased.

In the first quarter of 2021 to date, the Company:
•Leased 100% of its 44,000 square-foot First Redwood Logistics Center I Building B in the Inland Empire.

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Investment and Disposition Activities

In the fourth quarter, the Company:
•Commenced development of two projects in South Florida totaling 733,000 square feet, with an estimated total investment of $112.9 million comprised of:
◦First Park Miami - three buildings totaling 592,000 square feet; $91.2 million estimated investment.
◦First 95 Distribution Center - 141,000 square feet; $21.7 million estimated investment.
•Acquired a 644,000 square-foot 100% leased building in Phoenix for $42.6 million from our First Park @ PV303 joint venture upon completion. Purchase price is net of our $5.2 million share of the joint venture’s gain on sale and incentive fee.
•Sold 15 buildings totaling 1.3 million square feet for a total of $97.1 million.
•Sold 93 acres to two separate users at the First Park @ PV303 joint venture; First Industrial’s share of the sales price was $11.0 million.

For the full year 2020, the Company:
•Placed in service 10 developments, 79% leased, totaling 2.5 million square feet, with an estimated total investment of $221.7 million and a cash yield of 7.2%.
•Acquired eight buildings totaling 1.5 million square feet for $154.4 million.
•Acquired six land parcels totaling 128.8 acres for a total investment of $69.6 million.
•Formed a new joint venture with Diamond Realty, the U.S. real estate investment arm of Mitsubishi Corporation, that acquired 569 acres at the Camelback 303 business park in Phoenix. The total purchase price was $70.5 million and First Industrial has a 43% interest in the venture.
•Sold 28 buildings totaling 1.9 million square feet for a total of $153.4 million. This excludes the sale below in which the tenant exercised its purchase option.
•Closed on the sale of a 618,000 square-foot building in Phoenix for $54.5 million. The transaction was recognized in the third quarter of 2019 at the time the tenant exercised its purchase option.

In the first quarter of 2021, the Company:
•Expects to commence development of three projects totaling 1.4 million square feet, with an estimated total investment of $99.6 million comprised of:
◦First Park @ PV303 Building C in Phoenix - 548,000 square feet; $42.6 million estimated investment, site wholly owned by FR.
◦First Rockdale IV in Nashville - 500,000 square feet; $26.8 million estimated investment.
◦First Wilson Logistics Center I in the Inland Empire - 303,000 square feet; $30.2 million estimated investment.
•Acquired a 4.9-acre land site adjacent to our First March Logistics Center site in the Inland Empire East for $2.7 million.
•Expects to sell one building in Houston totaling 664,000 square feet for an estimated sales price of $42 million.

“We are very pleased with the tenant demand we saw in the fourth quarter in our core portfolio and developments,” said Johannson Yap, First Industrial’s chief investment officer. “We are replenishing our development pipeline with several new projects in target markets to serve growing tenant demand and drive future cash flow growth.”

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Common Stock Dividend Increased

The board of directors declared a common dividend of $0.27 per share/unit for the quarter ending March 31, 2021 payable on April 19, 2021 to stockholders of record on March 31, 2021. The new dividend rate represents an 8.0% increase from the prior rate of $0.25 per share/unit. This represents a payout ratio of approximately 69% of our anticipated 2021 Adjusted Funds from Operations (AFFO) as defined in our supplemental report.

Outlook for 2021

“We are optimistic about the economic recovery strengthening as COVID-19 vaccines are distributed, treatments continue to advance, and business activity broadens,” added Mr. Baccile. “We are well-positioned to grow as we serve the expanding needs of our customers, deploying our existing land positions and adding new sites sourced by our team.”

	Low End of	High End of
	Guidance for 2021	Guidance for 2021
	(Per share/unit)	(Per share/unit)
Net Income	$1.06	$1.16
Add: Real Estate Depreciation/Amortization	0.98	0.98
Less: Projected Gain on Sale of Real Estate (1)	(0.19)	(0.19)

FFO (NAREIT Definition)	$1.85	$1.95

(1) Gain on sale of real estate through February 10, 2021, plus the anticipated sale of a property in Houston to close in the first quarter for a sales price of approximately $42 million.

The following assumptions were used for guidance:

•Average quarter-end in service occupancy of 95.5% to 96.5%.
•Same store NOI growth on a cash basis before termination fees of 3.0% to 4.0% for the full year. This range assumes 2021 bad debt expense of $2.0 million which is consistent with last year’s pre-pandemic assumption and compares to $1.8 million of realized bad debt expense in 2020.
•General and administrative expense of approximately $33.0 million to $34.0 million.
•Includes the incremental costs expected in 2021 related to the Company’s developments completed and under construction as of December 31, 2020 and the aforementioned first quarter 2021 starts of First Park @ PV303 Building C, First Rockdale IV and First Wilson Logistics Center I. In total, the Company expects to capitalize $0.05 per share of interest in 2021.
•Reflects the expected payoff of an approximately $57.7 million secured debt maturity in the third quarter with an interest rate of 4.85%.
•Reflects the impact of the expected first quarter sale of the 664,000 square-foot building in Houston discussed above.
•Other than the transactions discussed in this release, guidance does not include the impact of:
◦any future debt repurchases prior to maturity or future debt issuances,
◦any future investments or property sales, or
◦any future equity issuances.

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Conference Call

First Industrial will host its quarterly conference call on Thursday, February 11, 2021 at 10:00 a.m. CST (11:00 a.m. EST). The conference call may be accessed by dialing (866) 542-2938 and entering the conference ID 4091295. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s fourth quarter and full year 2020 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from unconsolidated joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.1 million square feet of industrial space as of December 31, 2020. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants;
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our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2019, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Statements of Operations and Other Data:
Total Revenues	$112,289	$110,758	$448,028	$425,984
Property Expenses	(31,708)	(30,642)	(119,195)	(116,585)
General and Administrative (a)	(7,878)	(8,040)	(32,848)	(28,569)
Depreciation of Corporate FF&E	(213)	(186)	(824)	(713)
Depreciation and Other Amortization of Real Estate	(31,893)	(31,065)	(128,814)	(120,516)
Total Expenses	(71,692)	(69,933)	(281,681)	(266,383)
Gain on Sale of Real Estate	57,157	71,564	86,751	124,942
Interest Expense	(13,429)	(12,708)	(51,293)	(50,273)
Amortization of Debt Issuance Costs	(951)	(788)	(3,428)	(3,218)
Income from Operations Before Equity in Income (Loss) of Joint Ventures and Income Tax Provision	$83,374	$98,893	$198,377	$231,052
Equity in Income (Loss) of Joint Ventures	4,436	(53)	4,200	16,235
Income Tax Provision	(2,303)	(14)	(2,408)	(3,406)
Net Income	$85,507	$98,826	$200,169	$243,881
Net Income Attributable to the Noncontrolling Interests	(1,780)	(1,965)	(4,180)	(5,106)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$83,727	$96,861	$195,989	$238,775
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$83,727	$96,861	$195,989	$238,775
Depreciation and Other Amortization of Real Estate	31,893	31,065	128,814	120,516
Noncontrolling Interests	1,780	1,965	4,180	5,106
Gain on Sale of Real Estate	(57,157)	(71,564)	(86,751)	(124,942)
Gain on Sale of Real Estate from Joint Ventures	(4,443)	—	(4,443)	(16,714)
Income Tax Provision - Allocable to Gain on Sale of Real Estate from Joint Ventures	2,198	—	2,198	3,095
Funds From Operations (NAREIT) ("FFO") (b)	$57,998	$58,327	$239,987	$225,836
Amortization of Equity Based Compensation	3,104	2,431	12,931	8,376
Amortization of Debt Discounts and Hedge Costs	104	104	416	239
Amortization of Debt Issuance Costs	951	788	3,428	3,218
Depreciation of Corporate FF&E	213	186	824	713
Non-incremental Building Improvements	(5,744)	(6,007)	(15,935)	(13,809)
Non-incremental Leasing Costs	(13,641)	(8,510)	(27,347)	(20,139)
Capitalized Interest	(1,818)	(1,596)	(6,847)	(5,757)
Capitalized Overhead	(1,104)	(767)	(4,936)	(3,225)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(2,505)	(3,810)	(9,939)	(11,570)
Adjusted Funds From Operations ("AFFO") (b)	$37,558	$41,146	$192,582	$183,882

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (b) AND NOI (b)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$83,727	$96,861	$195,989	$238,775
Interest Expense	13,429	12,708	51,293	50,273
Depreciation and Other Amortization of Real Estate	31,893	31,065	128,814	120,516
Severance and Retirement Benefit Expense (a)	—	—	1,204	—
Income Tax Provision - Not Allocable to Gain on Sale of Real Estate	105	14	210	311
Income Tax Provision - Allocable to Gain on Sale of Real Estate from Joint Ventures	2,198	—	2,198	3,095
Noncontrolling Interests	1,780	1,965	4,180	5,106
Amortization of Debt Issuance Costs	951	788	3,428	3,218
Depreciation of Corporate FF&E	213	186	824	713
Gain on Sale of Real Estate	(57,157)	(71,564)	(86,751)	(124,942)
Gain on Sale of Real Estate from Joint Ventures	(4,443)	—	(4,443)	(16,714)
Adjusted EBITDA (b)	$72,696	$72,023	$296,946	$280,351
General and Administrative (a)	7,878	8,040	31,644	28,569
FFO from Joint Ventures	7	53	243	479
Net Operating Income ("NOI") (b)	$80,581	$80,116	$328,833	$309,399
Non-Same Store NOI	(9,028)	(9,331)	(44,910)	(32,923)
Same Store NOI Before Same Store Adjustments (b)	$71,553	$70,785	$283,923	$276,476
Straight-line Rent	(712)	(472)	(1,034)	(5,141)
Above (Below) Market Lease Amortization	(230)	(267)	(941)	(1,056)
Lease Termination Fees	(10)	(344)	(713)	(1,012)
Same Store NOI (Cash Basis without Termination Fees) (b)	$70,601	$69,702	$281,235	$269,267

Weighted Avg. Number of Shares/Units Outstanding - Basic	130,929	128,837	129,752	128,831
Weighted Avg. Number of Shares Outstanding - Basic	128,919	126,682	127,711	126,392

Weighted Avg. Number of Shares/Units Outstanding - Diluted	131,339	129,308	130,127	129,241
Weighted Avg. Number of Shares Outstanding - Diluted	129,125	127,030	127,904	126,691

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$83,727	$96,861	$195,989	$238,775
Less: Allocation to Participating Securities	(137)	(199)	(314)	(518)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$83,590	$96,662	$195,675	$238,257

Basic Per Share	$0.65	$0.76	$1.53	$1.89
Diluted Per Share	$0.65	$0.76	$1.53	$1.88

FFO (NAREIT) (b)	$57,998	$58,327	$239,987	$225,836
Less: Allocation to Participating Securities	(196)	(186)	(791)	(679)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$57,802	$58,141	$239,196	$225,157

Basic Per Share/Unit	$0.44	$0.45	$1.84	$1.75
Diluted Per Share/Unit	$0.44	$0.45	$1.84	$1.74

Common Dividends/Distributions Per Share/Unit	$0.25	$0.23	$1.00	$0.92

Balance Sheet Data (end of period):	December 31, 2020	December 31, 2019
Gross Real Estate Investment	$4,087,633	$3,830,209
Total Assets	3,791,938	3,518,828
Debt	1,594,641	1,483,565
Total Liabilities	1,844,618	1,720,565
Total Equity	1,947,320	1,798,263

a)	Twelve Months Ended December 31, 2020
General and Administrative per the Form 10-K	$32,848
Severance and Retirement Benefit Expense	(1,204)
General and Administrative per Reconciliation within the Selected Financial Data	$31,644
b) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from unconsolidated joint ventures.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in joint ventures. For the year ended December 31, 2020, $1,204 of severance and retirement benefit expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt discounts and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes not allocable to gain on sale of real estate, plus amortization of equity based compensation, minus severance and retirement benefit expense and minus non-incremental capital expenditures. For AFFO purposes, we also exclude the income tax provision or benefit related to the gain or loss on sale of real estate, which is comparable to the NAREIT FFO treatment. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2019 and held as an in service property through the end of the current reporting period (including certain land parcels that are leased under ground lease arrangements where we are the lessor), and developments and redevelopments that were placed in service prior to January 1, 2019 (the “Same Store Pool”). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from our joint ventures, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.